THE CLOROX COMPANY

INDEPENDENT DIRECTORS' STOCK-BASED COMPENSATION PLAN

Table of Contents

Page

ARTICLE I   INTRODUCTION

1.01     Establishment of Plan                 1

1.01     Purpose of Plan                       1

1.02     Effective Date of Plan                1

ARTICLE II   DEFINITIONS                       1

ARTICLE III   CREDITS

3.01     Transition Credits                    3

3.02     Automatic Credits                     3

3.03     Elective Credits                      4

ARTICLE IV   ACCOUNTS AND INVESTMENTS

4.01     Accounts                              5

4.02     Deferred Stock Units                  5

4.03     Deferred Cash Accounts                6

4.04     Hypothetical Nature of Accounts

         and Investments                        6

ARTICLE V   PAYMENTS

5.01     Entitlement to Payment                6

5.02     Payment Commencement Date             7

5.03     Form and Amount of Payment            7

ARTICLE VI   ADMINISTRATION

6.01     In General                           8

6.02     Plan Amendment and Termination       8

6.03     Reports to Participants              8

6.04     Delegation of Authority              8

ARTICLE VII    CHANGE OF CONTROL

7.01     Change of Control Defined            9

7.02     Effect of Change of Control         10

ARTICLE VII    MISCELLANEOUS

8.01     Rights Not Assignable               11

8.02     Certain Rights Reserved             11

8.03     Withholding Taxes                   11

8.04     Incompetence                        11

8.05     Inability to Locate Participants

          and Beneficiaries                  11

8.06     Successors                          12

8.07     Usage                               12

8.08     Severability                        12

8.09     Governing Law                        13

  ARTICLE I

ESTABLISHMENT AND PURPOSES OF PLAN

1.01     Establishment of Plan

The Company hereby establishes the Clorox Company Independent

Directors' Stock-Based Compensation Plan, a nonqualified

deferred compensation plan for the Independent Directors of

the Company.  The Plan shall be an unfunded plan within the

meaning of the Internal Revenue Code of 1986, as amended.

It is intended that the Plan not cover employees and

therefore not be subject to the Employee Retirement

Income Security Act of 1974, as amended.

1.02     Purpose of Plan

The purpose of the Plan is to enhance the Company's ability

to attract and retain Independent Directors whose training,

experience and ability will promote the interests of the

Company and to directly align the interests of such

Independent Directors with the interests of the Company's

shareowners by providing compensation based on the value of

Clorox Common  Stock.  The Plan is designed to permit such

Independent Directors to defer the receipt of all or a

portion of the cash compensation otherwise payable to

them for services to the Company as members of the Board.

This Plan replaces the Company's Directors' Deferred

Compensation Plan and the Directors' Retirement Plan with

respect to persons who are the Independent Directors of the

Company on July 1, 1996, or who become such after that date.

1.03     Effective Date of Plan

Except as otherwise provided by Section 3.01, the Plan shall apply only to a Participant's Director's Fees with respect

to service on and after July 1, 1996.

ARTICLE II

DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below:

Account shall mean a bookkeeping account established for a

Participant under Section 4.01.

Article shall mean an article of the Plan.

Beneficiary shall mean a Participant's beneficiary, designated in writing and in a form and manner satisfactory to the Board,

or if a Participant fails to designate a beneficiary, or

if the Participant's designated Beneficiary predeceases

the Participant, the Participant's estate.

Board shall mean the Board of Directors of the Company.

Clorox Common Stock shall mean the common stock of the Company.

Closing Price shall mean, with respect to any date specified by the Plan, the closing price of a share of Clorox Common

Stock on the composite tape of New York  Stock Exchange issues

(or if there was no reported sale of Clorox Common Stock

on such date, on the next preceding day on which there was

such a reported sale).

Company shall mean The Clorox Company.

Deferred Stock Unit shall mean a hypothetical share of Clorox

Common Stock as described in Section 4.02.

Director's Fees shall mean the annual retainer and meeting

fees payable to a Participant for services to the Company

as an Independent Director.  Director's Fees do not include

amounts credited to a Participant under Section 3.01 or

Section 3.02 hereof.

Exchange Act means the Securities Exchange Act of 1934,

as amended.

Independent Director means any individual who serves as a

member of the Board of Directors of the Company and who

is not an employee of the Company or any of its subsidiaries.

Participant means an Independent Director who is participating in the Plan.

Payment Anniversary Date shall mean an anniversary of the

Payment Commencement Date.

Payment Commencement Date shall mean the first business day of the Plan Year immediately following the Plan Year in which

the Participant terminates service as a member of the Board.

Plan shall mean this Clorox Company Independent Directors'

Stock-Based Compensation Plan, as set forth herein and as

amended from time to time.

Plan Year shall mean the calendar year.

Section shall mean a section of the Plan.

ARTICLE III

CREDITS

3.01     Transition Credits

(a)     Retirement Plan Credits.  As soon as practicable on

or after July 1, 1996, the Company shall credit to the

Account of each Participant a number of Deferred Stock Units determined in accordance with the schedule set forth in

Appendix I to the Plan.  The credits set forth in Appendix I shall be provided in lieu of any benefits to which the

Participant otherwise would have been entitled under The

Clorox Company Directors' Retirement Plan as of its termination on June 30, 1996.

(b)     Deferred Compensation Plan Credits.

     (1)     Each Participant who has a balance standing to

his or her credit in the Directors' Deferred Compensation

Plan as of July 1, 1996, shall be permitted a one-time

election, on or before December 31, 1996, to convert all

or a portion of the balance standing to his or her credit

in the Directors' Deferred Compensation Plan to Deferred

Stock Units as of December 31, 1996.  A Participant who

elects to convert all or a portion of his or her  account

in the Directors' Deferred Compensation Plan to Deferred

Stock Units shall be credited with the number of Deferred

Stock Units determined by dividing the portion of his or

her account in the Directors' Deferred Compensation Plan on

December 31, 1996, for which such election is made by the

average of the daily Closing Price for the month of December

1996.

     (2)     A Participant who does not elect to convert all

of the balance standing to his or her credit in the Directors'

Deferred Compensation Plan to Deferred Stock Units shall have the balance not converted transferred to a Deferred Cash

Account which, thereafter, shall be administered under the

terms of this Plan.

3.02     Automatic Credits

As of the last day of each Plan Year, the Company shall credit

Deferred Stock Units to each Participant's Deferred Stock Unit

Account equal to the number of Deferred Stock Units determined by dividing Ten Thousand Dollars ($10,000) by the average of the Closing Prices for the trading days in the month of

December.  In the case of a Participant whose service as an

Independent Director terminates during the Plan Year, the

applicable dollar amount shall be determined by multiplying

Ten Thousand Dollars ($10,000) by a fraction, the numerator of which shall be the number of full calendar quarters of service as an Independent Director completed by the Participant during the Plan Year and the denominator of which shall be four.

3.03     Elective Credits

(a)     Subject to the provisions of this Section 3.03, a

Participant may make an irrevocable election, with respect

to each Plan Year, to receive all or a portion of his or her

Director's Fees for the year in the form of cash, shares of

Clorox Common Stock, deferred cash or Deferred Stock Units,

provided that an individual who becomes a Participant on the

Effective Date may elect to receive Director's Fees for the

first quarter of the Company's fiscal year 1997 only in the

form of cash or shares of Clorox Common Stock.  An election

under this Section 3.03 shall be made in a form and manner

satisfactory to the Board and shall be effective for a Plan

Year only if made before the beginning of the Plan Year;

provided that (i) an individual who becomes a Participant

on the Effective Date may make an election to receive

Director's Fees in the form of cash, shares of Clorox Common

Stock, deferred cash or Deferred Stock Units for the second

quarter of the Company's fiscal year 1997 on or before

September 30, 1997, and (ii) any other individual who

becomes a Participant after the first day of a Plan Year

may make the election for that Plan Year within 30 days of

becoming a Participant. A Participant who does not file a

timely election for a Plan Year shall receive his or her

Director's Fees in cash.

(b)     A Participant who elects to receive his or her

Director's Fees in the form of shares of Clorox Common Stock,

deferred cash, and/or Deferred Stock Units shall specify

the percentage of such Director's Fees (in multiples of 10%,

with an aggregate minimum of 50%) to be paid in the form

of shares of Clorox Common Stock, deferred cash or Deferred

Stock Units.

(c)     A Participant who elects to receive shares of

Clorox Common Stock shall be distributed shares of Clorox

Common Stock as of the last day of each calendar quarter

equal to his or her accrued Director's Fees for the quarter,

multiplied by the percentage of such Director's Fees

previously selected by the Participant to be applied to the

purchase of shares of Clorox Common Stock, and divided by

the Closing Price as of the last trading day in such calendar quarter.  Cash shall be distributed in lieu of fractional

shares of Clorox Common Stock.

(d)     A Participant who elects to receive deferred cash

shall have credited to his or her Deferred Cash Account as

of the last day of each calendar quarter an amount

determined by multiplying his or her accrued Director's

Fees for the quarter by the percentage of such Director's

Fees previously selected by the Participant to be received

as deferred cash.

(e)     A Participant who elects to receive Deferred Stock

Units shall have credited to his or her Deferred Stock

Unit Account as of the last day of each calendar quarter

the number of Deferred Stock Units determined by multiplying his or her accrued Director's Fees for the quarter by the

percentage of such Director's Fees previously selected by

the Participant to be applied to the purchase of Deferred

Stock Units, and dividing the product thereof by the Closing

Price as of the last trading day in such calendar quarter.

ARTICLE IV

ACCOUNTS AND INVESTMENTS

4.01     Accounts

A separate Account under the Plan shall be established

for each Participant.  Such Account shall be (a) credited

with the amounts credited in accordance with Article III,

(b) credited (or charged, as the case may be) with the

investment results determined in accordance with Sections

4.02 and 4.03, and (c) charged with the amounts paid by

the Plan to or on behalf of the Participant in accordance

with Article V.  Within each Participant's Account,

separate subaccounts (including, as necessary, a Deferred

Stock Unit Account and a Deferred Cash Account) shall be

maintained to the extent the Board determines them to be

necessary or useful in the administration of the Plan.

4.02     Deferred Stock Units

(a)     Deemed Investment in Clorox Common  Stock.   Except

as provided in subsection (b), below, a Participant's

Deferred Stock Unit Account shall be treated as if it

were invested in Deferred Stock Units that are equivalent

in value to the fair market value of shares of Clorox

Common Stock in accordance with the following rules:

            (1) Deemed Reinvestment Of Dividends.  The number

of Deferred Stock Units credited to a Participant's

Deferred Stock Unit Account shall be increased on each

date on which a dividend is paid on Clorox Common Stock.

The number of additional Deferred Stock Units credited

to a Participant's Deferred Stock Unit Account as a result

of such increase shall be determined by (i) multiplying

the total number of Deferred Stock Units (excluding

fractional Deferred Stock Units) credited to the

Participant's Deferred Stock Unit Account immediately

before such increase by the amount of the dividend paid

per share of Clorox Common Stock on the dividend payment

date, and (ii) dividing the product so determined by the

Closing Price on the dividend payment date.

           (2) Conversion Out of Deferred Stock Units.  The

dollar value of the Deferred Stock Units credited to a

Participant's Deferred Stock Unit Account on any date shall

be determined by multiplying the number of Deferred Stock

Units (including fractional Deferred Stock Units) credited

to the Participant's Deferred Stock Unit Account by the

Closing Price on that date.

           (3) Effect of Recapitalization.  In the event of a

transaction or event described in this paragraph (3), the

number of  Deferred Stock Units credited to a Participant's

Deferred Stock Unit Account shall be adjusted in such manner as the Board, in its sole discretion, deems equitable.  A

transaction or event is described in this paragraph (3) if

(i) it is a dividend (other than regular quarterly dividends)

or other distribution (whether in the form of cash, shares,

other securities, or other property), extraordinary cash

dividend, recapitalization,  stock  split, reverse stock

split, reorganization, merger, consolidation, split-up,

spin-off, repurchase, or exchange of shares or other securities,

the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or

other securities, or other similar corporate transaction or

event and (ii) the Board determines that such transaction or event affects the shares of Clorox Common Stock, such that

an adjustment pursuant to this paragraph (3) is appropriate

to prevent dilution or enlargement of the benefits or

potential benefits intended to be made available under the

Plan.

(b)     Change in Deemed Investment Election.  A Participant who

elects to receive distribution of his or her Accounts in

annual installments will continue to have his or her Deferred

Stock Unit Account credited with Deferred Stock Units during the installment period.

4.03     Deferred Cash Accounts

Deferred Cash Accounts shall be credited with interest at

an annual rate for each Plan Year equal to the Prime Lending

Rate of Wells Fargo Bank as in effect on January 1 of such

year.  Interest shall be accrued to the date of the actual

payment and shall be compounded on a calendar quarter basis.

4.04     Hypothetical Nature of Accounts and Investments

Each Account established under this Article IV shall be

maintained for bookkeeping purposes only.  Neither the Plan

nor any of the Accounts established under the Plan shall hold any actual funds or assets.  The Deferred Stock Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not be or represent an equity security of the Company, shall not be convertible into or otherwise entitle a

Participant to acquire an equity security of the Company and shall not carry any voting or dividend rights.

ARTICLE V

PAYMENTS

5.01     Entitlement to Payment

(a)     Credits to a Participant's Account under Section 3.03

shall be in lieu of payment to the Participant of the related

Director's  Fees.  Any payment under the Plan with respect to an Account shall be made as provided in this Article V.  The right of any person to receive one or more payments under the

Plan shall be an unsecured claim against the general assets

of the Company.

(b)     Amounts credited to a Participant's Deferred Cash

Account shall be paid in cash and amounts credited to a

Participant's Deferred Stock Unit Account shall be paid in

shares of Clorox Common Stock, except that a cash payment

will be made with any final installment for any fraction of a

Deferred Stock Unit remaining in the Participant's Account.

Such fractional Deferred Stock Unit shall be valued at the

Closing Price on the date of settlement.

5.02     Payment Commencement Date

Payments to a Participant with respect to the Participant's

Account shall begin as of the Participant's Payment

Commencement Date; provided that if a Participant dies before the Participant's Payment Commencement Date, payment of the

entire value of the Participant's Account shall be made to

the Participant's Beneficiary in accordance with the provisions of Section 5.03 after the Board receives all documents and

other information that it requests in connection with the

payment.

5.03     Form and Amount of Payment

(a)     Five Annual Installments.  A Participant shall receive

his or her Account in five annual installments unless the

Participant elects to receive his or her benefits under the

Plan in the form of a lump-sum payment in accordance with

subsection (b), below.  Annual installments shall be payable to the Participant beginning as of the Payment Commencement

Date and continuing as of each Payment Anniversary Date

thereafter until all installments have been paid.  The first annual installment shall equal one-fifth (1/5th) of the

value of the Participant's Account(s), determined as of the

Payment Commencement Date.  Each successive annual installment shall equal the value of the  Participant's Account(s),

determined as of the Payment Anniversary Date, multiplied by a fraction, the numerator of which is one, and the denominator of which is the excess of  five over the number of installment payments previously made (i.e., 1/4th, 1/3rd, etc.).  If the

Participant dies before the Participant's Payment Commencement

Date, or after the Participant's Payment Commencement Date

but before all five installments have been paid, the remaining installments shall be paid to the Participant's Beneficiary

in accordance with the schedule in this subsection (a).

(b)     Lump Sum.  A Participant may elect to receive his or her

Account under the Plan in the form of a lump-sum payment in

lieu of the five installment payments determined under

subsection (a), above.  The lump sum shall be payable to the

Participant in cash and shares of Clorox Common Stock on the

Payment Commencement Date. An election under this subsection

(b) shall be made in a form and manner satisfactory to the

Board and shall be effective as to the Participant only if

made prior to termination of service with the Board of

Directors. If the Participant dies before his or her

Payment Commencement Date having elected to receive

benefits in the form of a lump sum, a lump sum payment

shall be made to the Participant's Beneficiary on the

Payment Commencement Date.

ARTICLE VI

ADMINISTRATION

6.01     In General

(a)     The Plan shall be administered by the Board.  The

Board shall act by vote or written consent of a majority

of its members.

(b)     The Board shall have the discretionary authority

to interpret the Plan and to decide any and all matters

arising under the Plan, including without limitation the

right to determine eligibility for participation, benefits,

and other rights under the Plan; the right to determine

whether any election or notice requirement or other

administrative procedure under the Plan has been adequately

observed; the right to determine the proper recipient of

any distribution under the Plan; the right to remedy

possible ambiguities, inconsistencies, or omissions by

general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms.  The

Board's determination on any and all questions arising out

of the interpretation or administration of the Plan shall

be final, conclusive, and binding on all parties.

6.02     Plan Amendment and Termination

The Board may amend, suspend, or terminate the Plan at any

time; provided that no amendment, suspension, or termination of the Plan shall, without a Participant's consent, reduce

the Participant's benefits accrued under the Plan before the date of such amendment, suspension, or termination.  If the

Plan is terminated in accordance with this Section 6.02, the terms of the Plan as in effect immediately before termination shall determine the right to payment in respect of any amounts that remain credited to a Participant's Account upon termination.

6.03     Reports to Participants

The Board shall furnish an annual statement to each Participant or,

if the Participant is deceased, the Participant's Beneficiary)

reporting the value of the Participant's Account as of the end of the most recent Plan Year.

6.04     Delegation of Authority

The Board may delegate to officers of the Company any and all authority with which it is vested under the Plan, and the Board may allocate its responsibilities under the Plan among its members.

ARTICLE VII

CHANGE OF CONTROL

7.01     Change of Control Defined

A Change of Control shall be deemed to occur on

(a)     The acquisition by any individual, entity or group

(within the meaning of Section 13(d)(3) or 14(d)(2) of the

Exchange Act) (a "Person") of beneficial ownership (within

the meaning of Rule 13d-3 promulgated under the Exchange Act)

of 20%, or in the case of Henkel KGaA, or any person

controlled by it ("Henkel"), more than the percentage unit

of the Company's issued common stock agreed to in paragraph

4(a) of the June 18, 1981, agreement between the Company and

Henkel, as amended, of either (i) the then outstanding

shares of common stock of the Company (the "Outstanding

Company Common Stock") or (ii) the combined voting power

of the then outstanding voting securities of the Company

entitled to vote generally in the election of directors

(the "Outstanding Company Voting Securities"); provided,

however, that for purposes of this subsection (a), the

following acquisitions shall not constitute a Change in

Control: (1) any acquisition directly from the Company;

(2) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the

sole cause for increasing the percentage of shares

beneficially owned by any such Person or by Henkel to more

than the applicable percentage set forth above; (3) any

acquisition by any employee benefit plan (or related trust)

sponsored or maintained by the Company or by any corporation controlled by the Company; or (4) any acquisition by any

corporation pursuant to a transaction which complies with

clauses (i), (ii) and (iii) of Section 7.01(c); or

(b)     Individuals who, as of July 1, 1996, constitute

the Board (the "Incumbent Board") cease for any reason to

constitute at least a majority of the Board; provided,

however, that any individual becoming a director subsequent

to the date hereof whose election, or nomination for

election by the Company's shareholders, was approved by a

vote of at least a majority of the directors then comprising the Incumbent Board, and if Henkel is not the acquiring

person, any individual nominated as a representative of

Henkel pursuant to the agreement between Henkel and the

Company dated July 16, 1986, shall be considered as though

such individual were a member of the Incumbent Board, but

excluding, for this purpose, any such individual whose

initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election

or removal of directors or other actual or threatened

solicitation of proxies or consents by or on behalf of a

Person other than the Board; or

(c)     Consummation by the Company of a reorganization,

merger or consolidation or sale or other disposition of a

ll or substantially all of the assets of the Company or

the acquisition of assets of another corporation (a "Business

Combination"), in each case, unless, following such Business

Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding

Company Voting Securities immediately prior to such Business

Combination beneficially own, directly or indirectly, more than

50% of, respectively, the then outstanding shares of common

stock and the combined voting power of the then outstanding

voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation,

a corporation which as a result of such transaction owns the

Company or all of substantially all of the Company's assets

either directly or through one or more subsidiaries) in

substantially the same proportions as their ownership,

immediately prior to such Business Combination, of the

Outstanding Company Common Stock and the Outstanding Company

Voting Securities, as the case may be, (ii) no Person

(excluding any employee benefit plan (or related trust)

of the Company or such corporation resulting from such

Business Combination) beneficially owns, directly or

indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from

such Business Combination or the combined voting power of

the then outstanding voting securities of such corporation

except to the extent that such ownership existed prior to

the Business Combination and (iii) at least a majority of

the members of the board of directors of the corporation

resulting from such Business Combination were members of

the Incumbent Board at the time of the execution of the

initial agreement, or of the action of the Board, providing

for such Business Combination; or

(d)     Approval by the shareholders of the Company of a

complete liquidation or dissolution of the Company.

7.02     Effect of Change of Control

(a)     Notwithstanding any other provision in any other

Article of this Plan to the contrary, other than Section

8.08(b), (i) the value of all amounts deferred by a

Participant which have not yet been credited to the

Participant's Account and (ii) the value of such Participant's

Account shall be paid to such Participant in each case in

a lump-sum cash payment on the occurrence of a Change in

Control or as soon thereafter as practicable, but in no

event later than five days after the Change in Control.

The amount of cash credited to each Participant's Account

prior to determining the amount of cash to be paid from

the Account shall be determined by the Board (which, for

this purpose, shall be comprised of employee members of

the Board prior to the Change in Control) so as to reflect

fairly and equitably appropriate interest and dividends and

so as to reflect fairly and equitably such other facts and

circumstances as the Board deems appropriate, including,

without limitation, the recent price of shares of Clorox

Common Stock.  For purposes of payments under this Article

VII, the value of a Deferred Stock Unit shall be computed

as the greater of (1) the Closing Price on or nearest the

date on which the Change of Control is deemed to occur, or

(2) the highest per share price for shares of Clorox Common

Stock actually paid in connection with the Change of Control.

ARTICLE VIII

MISCELLANEOUS

8.01     Rights Not Assignable

No payment due under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment,

pledge, encumbrance, or charge in any other way.  Any attempt to anticipate, alienate, sell, transfer, assign, pledge,

encumber, or charge such payment in any other way shall be

void.  No such payment or interest therein shall be liable

for or subject to the debts, contracts, liabilities, or torts of any Participant or Beneficiary.  If any Participant or

Beneficiary becomes bankrupt or attempts to anticipate,

alienate, sell, transfer, assign, pledge, encumber, or charge in any other way any payment under the Plan, the Board may

direct that such payment be suspended and that all future

payments to which such Participant or Beneficiary otherwise

would be entitled be held and applied for the benefit of

such person, the person's children or other dependents, or

any of them, in such manner and in such proportions as the

Board may deem proper.

8.02     Certain Rights Reserved

Nothing in the Plan shall confer upon any person the right to continue to serve as a member of the Board or to participate in the Plan other than in accordance with its terms.

8.03     Withholding Taxes

The Board may make any appropriate arrangements to deduct from all credits and payments under the Plan any taxes that the

Board reasonably determines to be required by law to be

withheld from such credits and payments.

8.04     Incompetence

If the Board determines, upon evidence satisfactory to the

Board, that any Participant or Beneficiary to whom a

benefit is payable under the Plan is unable to care for

his or her affairs because of illness or accident or

otherwise, any payment due under the Plan (unless prior

claim therefor shall have been made by a duly authorized

guardian or other legal representative) may be paid, upon

appropriate indemnification of the Board and the Company,

to the spouse of the Participant or Beneficiary or other

person deemed by the Board to have incurred expenses for

the benefit of and on behalf of such Participant or

Beneficiary.  Any such payment shall be a complete discharge of any liability under the Plan with respect to the amount so paid.

8.05     Inability to Locate Participants and Beneficiaries

Each Participant and Beneficiary entitled to receive a

payment under the Plan shall keep the Board advised of his

or her current address.  If the Board is unable for a period of 36 months to locate a Participant or Beneficiary to whom

a payment is due under the Plan, commencing with the first

day of the month as of which such payment first comes due,

the total amount payable to such Participant or Beneficiary

shall be forfeited.  Should such a Participant or Beneficiary subsequently contact the Board requesting payment, the Board shall, upon receipt of all documents and other information

that it might request in connection with the payment, restore and pay the forfeited payment in a lump sum, the value of

which shall not be adjusted to reflect any interest or other type of investment earnings or gains for the period of forfeiture.

8.06     Successors

The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns.  The term

"successors" as used in the preceding sentence shall include any corporation or other business entity that by merger,

consolidation, purchase, or otherwise acquires all or

substantially all of the business and assets of the Company,

and any successors and assigns of any such corporation or other business entity.

8.07     Usage

           (a)  Titles and Headings.  The titles to Articles

and the headings of Sections, subsections, and paragraphs in the Plan are placed herein for convenience of reference only and shall be of no force or effect in the interpretation of

the Plan.

          (b)  Number.  The singular form shall include the

plural, where appropriate.

8.08     Severability

If any provision of the Plan is held unlawful or otherwise

invalid or unenforceable in whole or in part, such unlawfulness,

invalidity, or unenforceability shall not affect any other

provision of the Plan or part thereof, each of which shall

remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the

provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid, or unenforceable shall be made or

provided under the Plan.

8.09     Governing Law

The Plan and all determinations made and actions taken under the

Plan shall be governed by and construed in accordance with the laws of the State of California.

  THE CLOROX COMPANY

Attest: /s/ E. A. Cutter

Date: September 18, 1996